Exhibit 4.4

                         REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT is made and entered into on this 23rd day of DECEMBER 1997, by and among PHARMAKINETICS LABORATORIES, INC. a corporation organized under the laws of the state of Maryland (the "Company"), CAI ADVISORS & CO., a partnership organized under the laws of Quebec, Canada ("CAI"), and ASTER (bullet) CEPHAC S.A., a company organized under the laws of France ("Aster") (CAI, Aster and any successors and assigns permitted pursuant to Section 7(c) each being referred to herein as a "Stockholder" and collectively as the "Stockholders").

                                    RECITALS

      A. The Company, CAI and Aster are parties to a Preferred Stock and Warrant Purchase Agreement dated December 4, 1997 (the "Purchase Agreement") pursuant to which CAI and Aster or their assigns will purchase an aggregate of 833,300 shares of PharmaKinetics Class A Convertible Preferred Stock convertible into 8,333,000 shares of PharmaKinetics Common Stock, par value $.001 per share (the "Shares") and warrants to purchase an aggregate of 6,250,000 shares of PharmaKinetics Common Stock with an exercise price of $1.20 per share (the "Warrants").

      B. The execution of this Agreement is a condition precedent to the obligations of CAI and Aster under the Purchase Agreement to consummate the purchase of the Shares and the Warrants.

      NOW, THEREFORE, in consideration of the Purchase Agreement and the conditions and agreements hereinafter set forth, the parties agree as follows:

SECTION 1.                 DEMAND REGISTRATION RIGHTS

      (a) Request for Registration. A Stockholder or Stockholders holding Shares, Warrants, Contingent Warrants and/or Conversion Shares that in the aggregate represent at least 50% of the Underlying Shares then held by the Stockholders shall have the right on two occasions to request the Company, in writing, to effect the registration of Conversion Shares with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that the Stockholders may not demand registration on more than one occasion within the twelve-month period following the Closing. Such written request shall specify the number of Conversion Shares to be registered and the intended method of disposition of such Conversion Shares. For purposes of this Section 1(a), "Underlying Shares" shall include the shares of Common Stock underlying the Shares, the Warrants, and the Contingent Warrants, as well as any Conversion Shares.

      (b) Notice to Stockholders. Upon receipt of the written request referred to in Section 1(a), the Company shall (i) within five days give notice of the requested registration to all other Stockholders (including information regarding the intended method of disposition of the Conversion Shares), who may then elect to participate in such registration by giving the Company notice of such election within 20 days after notice of the requested registration is received, and (ii) use its best efforts to effect the registration on Form S-3 (or other appropriate form) of the Conversion Shares for which the Stockholders have requested registration.

      (c) Limitation on Rights. Notwithstanding any other provisions of this
Section 1, the Company shall not be obligated to register Conversion Shares if
(i) all of the Conversion Shares for which the Stockholders have requested registration are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144 and Company causes its agents promptly to transfer shares eligible for sale under Rule 144, or (ii) the aggregate proceeds of the offering of the Conversion Shares so registered (after deduction of underwriting discounts and selling commissions) will not exceed $150,000.

      Notwithstanding any other provisions of this Section 1, the Stockholders shall not demand registration of the Conversion Shares in the event that the Board of Directors of the Company has approved the filing of a registration statement covering securities issued for the Company's account in a firm commitment underwritten public offering and has notified the Stockholders of such proposed filing, beginning 60 days prior to the intended date of such filing as set forth on such notice and ending upon the earlier of (i) such intended filing date, if such registration statement has not then been filed, or
(ii) 60 days following the effective date of such registration statement; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; and provided, further, that the Stockholders may include or could have included the Conversion Shares in such registration statement pursuant to Section 2.

      Notwithstanding any other provisions of this Section 1, if, at the time of any request to register Conversion Shares pursuant to this Section 1, the Company is engaged or intends to engage in any acquisition, disposition, merger, business combination, corporate reorganization, or other transaction or development that has not been publicly disclosed and which, in the good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, then the Board of Directors may direct that such request be delayed until such transaction or development is publicly disclosed or has been abandoned, but in any event for a period not to exceed 60 days. In such event, the Stockholders shall be deemed to have withdrawn their request for registration and such request shall not be counted as a demand registration to which such Stockholders are entitled pursuant to this Section 1.

      The Company shall not be entitled to invoke its rights set forth in this
Section 1(c) more than one time in any 12-month period.

      (d) Underwriting. In the event the Stockholders requesting registration intend to distribute the Conversion Shares by means of an underwriting, the right of any Stockholders to be included in such registration shall be conditioned upon such Stockholders' agreement to pay their pro rata share of the underwriting discounts and commissions.

      The Company and the Stockholders holding the Conversion Shares to be registered shall enter into an underwriting agreement with an underwriter selected by the Stockholders and approved by the Board of Directors of the Company (which approval shall not be unreasonably withheld) requesting the registration under Section 1(a). Such agreement shall contain the representations, warranties, and covenants and other terms as are customarily contained in agreements of that type and shall be reasonably satisfactory in form and substance to Company and the Stockholders holding the Conversion Shares being registered.

      Notwithstanding any other provisions of this Section 1, if such underwriter advises the Company in writing that marketing factors require a reduction in the number of Conversion Shares to be underwritten, then the Company shall so advise the Stockholders holding the Conversion Shares to be registered, and the number of Conversion Shares that are included in the registration statement shall be reduced in accordance with such requirements pro rata among Stockholders in accordance with the number of Conversion Shares being registered. The written notification from such underwriter to the Company shall include a reasonable basis for such underwriter's advice.

      The Company shall not include or permit the inclusion of any securities other than the Conversion Shares in any registration statement filed pursuant to the provisions of this Section 1 without the prior written consent of the holders of the Conversion Shares being registered.

SECTION 2.                 PIGGYBACK REGISTRATION RIGHTS

      (a) Request for Registration. If the Company proposes to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 (or any equivalent general registration form then in effect not relating to employee benefit plans or transactions covered by Rule 145 under the Securities Act), the Company shall: (i) promptly give written notice of such registration to each Stockholder, and (ii) include in such registration the Conversion Shares specified in any written requests received from such Stockholders within 20 days following delivery of such notice.

      (b) Limitation on Rights. Notwithstanding any other provisions of this
Section 2, the Company shall have the right at any time after it has given notice of the filing of a registration pursuant to this Section 2 to elect not to proceed with such registration.

      Notwithstanding any other provisions of this Section 2, the Company shall not be obligated to register Conversion Shares if such Conversion Shares are eligible for sale pursuant to Rule 144 under the Securities Act without regard to the volume limitations set forth in Rule 144.

      Notwithstanding any other provisions of this Section 2, if the Company's managing underwriter advises the Company in writing that the number of Conversion Shares requested to be included in the registration statement exceeds the number of such Conversion Shares that can be sold in an orderly manner in the offering or that the inclusion of such Conversion Shares would adversely affect the offering, then the Company shall be required to include only that number of Conversion Shares that would not exceed such number or have such adverse effect. The written notification from such underwriter to the Company shall include a reasonable basis for such underwriter's advice. In the event that it is necessary to reduce the number of Conversion Shares to be included in the registration statement, such reduction shall be made pro rata among Stockholders in accordance with the number of Conversion Shares being registered. Notwithstanding the other provisions of this Section 2, no reduction in the number of Conversion Shares being registered shall be effected unless the Conversion Shares represent the only securities held by any selling shareholders covered by the registration statement. To the extent that following the date of this Agreement the Company grants rights to any person or entity to participate in any registration statement, the agreement setting forth such rights shall provide that such rights shall in all respects be subordinate to the rights set forth in this Agreement.

SECTION 3.                 INFORMATION PROVIDED BY STOCKHOLDERS

      Any Stockholder whose Conversion Shares are included in any registration statement hereunder shall furnish to the Company such information regarding such Stockholder and the intended method of distribution of the Conversion Shares as the Company may request in writing.

SECTION 4.                  EXPENSES OF REGISTRATION

      All fees and expenses in connection with any registration hereunder, including registration fees, printing expenses, blue sky fees and expenses and the Company's legal and accounting fees and expenses shall be borne by the Company. Underwriting discounts and selling commissions and legal counsel fees shall be borne by the Stockholders pro rata in accordance with the number of Conversion Shares being registered.

SECTION 5.                 REGISTRATION PROCEDURES

      Whenever the Company shall be required to register any Conversion Shares hereunder, the Company shall, as expeditiously as possible:

      (a) Filings. Prepare and file with the Commission, and use its best efforts to cause to be declared and remain continuously effective for a period of time not exceeding 120 days, the registration statement and any amendments and supplements thereto and the prospectus used in connection therewith as may be necessary to keep the registration statement current and to comply with the provisions of the Securities Act with respect to the disposition of Conversion Shares covered by the registration statement. Notwithstanding the other provisions of this Section 5(a), in the event the registration statement is filed on Form S-3 (or a successor form that permits incorporation by reference), the Company shall use its best efforts to cause such registration statement to remain continuously effective for a period of time not exceeding two years; provided, however, that the rules under the Securities Act permitting the incorporation by reference of information contained in periodic reports filed under the Securities Exchange Act of 1934, as amended, are not repealed or amended in a manner so as to materially limit the amount of such information that may be so incorporated by reference and the rules under the Securities Act permitting offerings on a continued or delayed basis are not repealed.

      (b) Copies of Documents. Furnish to each Stockholder participating in the offering and each underwriter, if any, copies of the registration statement and each amendment and supplement thereto and copies of the prospectus included therein (including each summary, preliminary, final, amended or supplemented prospectus) in conformity with the requirements of the Securities Act and copies of such other documents as each such Stockholder and underwriters, if any, shall reasonably require in order to facilitate the disposition of the Conversion Shares, but only while the Company is required under the provisions hereof to keep the registration statement current.

      (c) Blue Sky Compliance. Use its best efforts to register or qualify the Conversion Shares covered by the registration statement under such other securities or blue sky laws of such jurisdictions in the United States as the Company or the managing underwriter, if any, determine is reasonably necessary to enable each participating Stockholder to consummate the disposition of the Conversion Shares owned by it in compliance with the laws of such jurisdiction; provided, however, that the Company shall not be required to subject itself to any suit (other than suits arising in connection with the sale of the Conversion Shares) in any jurisdiction where it has not theretofore done so.

      (d) Experts. Furnish to each underwriter participating in the offering (i) an opinion of counsel to the Company dated the effective date of such registration statement and the date of the closing under the underwriting agreement, and (ii) a "cold comfort" letter dated the effective date of such registration statement and the date of the closing under the underwriting agreement signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering the matters agreed upon by the parties to the underwriting agreement.

      (e) Material Information. Immediately (i) notify each Stockholder participating in the offering and the managing underwriter, if any, of any event that results in the prospectus included in the registration statement, as then in effect, including any untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances then existing, not misleading, and (ii) amend or supplant such prospectus as may be necessary so that such prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and so that such prospectus will comply with applicable law.

      (f) Other Compliance With Law. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission.

      (g) Transfer Agent and Registrar. Provide a transfer agent and registrar (which may be the same entity) for the Conversion Shares.

SECTION 6.                 INDEMNIFICATION

      (a) The Company will indemnify each Stockholder whose Conversion Shares are included in any registration hereunder and each of its officers, directors, and partners and each person controlling such Stockholders within the meaning of
Section 15 of the Securities Act, and each underwriter, if any, and each of its officers, directors and partners, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (and actions in respect thereof commenced or threatened), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and will reimburse each such Stockholder, each of its officers, directors, and partners, and each person controlling such Stockholder, each such underwriter, each of its officers, directors, and partners and each person who controls any such underwriter, for any legal expenses and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with information furnished to the Company by such Stockholder or underwriter for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

      (b) Each Stockholder whose Conversion Shares are included in such registration will indemnify the Company, and each of its directors and officers, each underwriter, if any, and each of its officers, directors, and partners, and each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, against all claims, losses, damages and liabilities (and actions in respect thereof commenced or threatened) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, and will reimburse the Company and such underwriters, directors, officers, partners, or control persons for any legal expenses for any other expenses reasonably incurred in connection with investigation or defending any such claim, loss, damage, liability, or action, in each case to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) resulted from the Company's reliance upon information furnished by such Stockholder. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the each Stockholder (which consent has not been unreasonably withheld).

      (d) Each party entitled to indemnification under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after the Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6, to the extent such failure is not prejudicial. No Indemnifying Party in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

      (d) To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 6 to the fullest extent permitted by law; provided, however, that contribution by any seller of the Conversion Shares shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Conversion Shares.

      SECTION 7.           GENERAL

           (a) Defined Terms.   Capitalized terms not defined herein shall have
the meanings attributed to them in the Purchase Agreement.

           (b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be deemed to have been duly given on the date delivered if delivered personally or sent by facsimile to the persons identified below, one business day following deposit with a reputable overnight courier, or three business days after deposit in the U.S. mail if mailed by certified or registered mail, return receipt requested, addressed as follows:

           If to the Company, to:

                           PharmaKinetics Laboratories, Inc.
                           302 West Fayette Street
                           Baltimore, MD 21201
                           Attention: James K. Leslie, President
                           Telephone:                (410) 385-4500
                           Facsimile:                (410) 385-1957

           with a copy to:

                           Ober, Kaler, Grimes & Shriver
                           120 E. Baltimore Street
                           Baltimore, MD 21202
                           Attention: Melissa A. Warren, Esquire
                           Telephone:                (410) 347-7684
                           Facsimile:                (410) 547-0699

           If either Stockholder, to:

                           CAI Advisors & Co.
                           767 Fifth Avenue, 5th Floor
                           New York, NY 10153
                           Attention:  Leslie B. Daniels
                           Telephone:                (212) 319-2525
                           Facsimile:                (212) 319-0232
           with a copy to:

                           Dyer Ellis & Joseph PC
                           600 New Hampshire Ave., N.W.
                           Washington, DC 20037
                           Attn: Michael Joseph
                           Telephone:                (202) 944-3000
                           Facsimile:                (202) 944-3068

Any party may change its address to which notices or other communications are to be sent by giving written notice of any such change in the manner provided herein for giving notice.

           (c) Assignment. The Stockholders' rights to have the Company register the Conversion Shares pursuant to this Agreement automatically shall be assigned to any party to whom the rights to purchase the Shares and the Warrants have been assigned pursuant to Section 1.1 of the Purchase Agreement if: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of (i) the name and address of such transferee and (ii) a description of the securities transferred.

           (d) Lockup Agreement. If requested by the Company and its underwriter in connection with the registration of Conversion Shares in a firmly underwritten public offering, each holder of Conversion Shares being registered shall agree not to sell, transfer or otherwise dispose of any Conversion Shares or other securities of the Company held by such holder (other than those being registered) for a period following the effective date of the registration statement identified by the Company and such underwriter not to exceed 60 days.

           (e) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior letters of intent, agreements, and understandings relating to the subject matter hereof.

           (f) Modification or Waiver. This Agreement may be amended, modified, or superseded at any time by a written instrument executed by the Company and each Stockholder, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived by the party intended to be benefited hereby. No waiver of any nature, in any one or more instances, shall be deemed to be or construed as a further or continued waiver of any condition or any breach of any other term, representation, or warranty in this Agreement.

           (g) Counterparts. Separate copies of this Agreement may be signed by the parties hereto, with the same effect as though all of the parties had signed one copy of this Agreement.

           (h) Severability. If any provision of this Agreement shall be held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision and, to this end, the provisions hereof are severable.

           (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of Maryland.

      IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first above written.

                                    PHARMAKINETICS LABORATORIES, INC.

                                     By:    /s/ James K. Leslie
                                         ______________________________
                                            James K. Leslie
                                            President

                                    CAI ADVISORS & CO.

                                    By:     /s/ Leslie B. Daniels
                                         ______________________________
                                            Leslie B. Daniels
                                            Partner

                                    ASTER (bullet) CEPHAC S.A.

                                    By:     /s/ John J. Thebeault
                                         ______________________________
                                            John J. Thebeault
                                            Chief Executive and President